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                                                                     EXHIBIT 5.1

July __, 1998

TeleBanc Financial Corporation
TeleBanc Capital Trust II
1111 North Highland Street
Arlington, VA 22201

Ladies and Gentlemen:

         We have acted as counsel to TeleBanc Financial Corporation, a Delaware corporation (the "Company"), and TeleBanc Capital Trust II, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-2, as amended, filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the guarantee by the Company of 1,100,000 of the Trust's _____% Beneficial Unsecured Securities, Series A, liquidation amount of $25 per capital security (the "Series A Capital Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Series A Guarantee"), (ii) $27,500,000 principal amount of _____% Junior Subordinated Deferrable Interest Debentures, Series A due July __, 2028 (the "Series A Subordinated Debentures") to be issued by the Company and (iii) the Series A Capital Securities.

         This opinion is being provided in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

           (i) the Registration Statement on Form S-2 (File No. 333-53689) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 27, 1998 under the Act, Amendment No. 1 thereto filed with the Commission on July 2, 1998 and Amendment No. 2 thereto filed with the Commission on July 27, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

           (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on May 22, 1998;

           (iii) the Amended and Restated Trust Agreement of the Trust, dated as of July __, 1998 (the "Series A Trust Agreement"), among the Company, as sponsor, Wilmington Trust Company, as property trustee (the "Property Trustee") and as Delaware trustee, David A. Smilow, Mitchell H. Caplan and Aileen Lopez Pugh, as Administrative Trustees, and the several holders named therein;

           (iv) the form of the Series A Capital Securities and a specimen certificate thereof;

           (v) an executed copy of the Indenture, dated as of July __, 1998 (the "Indenture"), between Wilmington Trust Company, as Indenture Trustee, and the Company;

           (vi) the form of the Series A Subordinated Debentures and a specimen certificate thereof;

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July __, 1998
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           (vii) the Series A Guarantee;

           (viii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company as certified by the Secretary of the Company, and

           (ix) resolutions adopted by the Board of Directors of the Company on May 15, 1998 as certified by the Secretary of the Company.

         Based upon our review of the foregoing documents, and subject to the qualifications set forth below, it is our opinion that when the Registration Statement becomes effective:

         1. The Series A Guarantee has been duly authorized by the Company, and when (i) the Series A Trust Agreement and Indenture have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (ii) the Series A Guarantee is duly executed and delivered by the Company, the Series A Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Series A Capital Securities and the common securities of the Trust, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. The Series A Subordinated Debentures have been duly authorized for issuance by the Company, and when (i) the Series A Trust Agreement and Indenture have been qualified under the TIA, and (ii) the Series A Subordinated Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered, the Series A Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Series A Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Series A Trust Agreement has been qualified under the TIA, and (ii) the Series A Capital Securities are duly executed, authenticated and issued in accordance with the Series A Trust Agreement and delivered, the Series A Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Series A Trust Agreement except to the extent that enforcement of the Series A Trust Agreement may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law.

         4. The holders of the Series A Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Series A Capital Securities may be obligated, pursuant to the Series A Trust Agreement, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Series A Capital Securities and
(ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Series A Trust Agreement.



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         In reaching this opinion we have assumed, without investigation, the authenticity of documents submitted to us as originals, the conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such documents submitted to us as copies, the genuineness of all signatures and the legal capacities of natural persons. In addition, we have assumed that each of the entities or persons other than the Company, the Trust and their respective representatives executing the documents had the power and authority to enter into and perform all of its obligations under such documents, and have also assumed the due execution and delivery of these documents by each such entity or person.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         The opinions set forth above are based upon and are limited to the laws of Delaware and New York as at that date of this opinion, excluding principles of conflicts of law. We render no opinon with respect to the law of any other jurisdiction. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                              Very truly yours,

                                             /s/ SHAW PITTMAN POTTS & TROWBRIDGE